UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report  -  August 2, 2017

(Date of earliest event reported)

BEMIS COMPANY, INC.

(Exact name of Registrant as specified in its charter)

Commission File Number 1-5277

Missouri	43-0178130
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

One Neenah Center, 4th Floor, P.O. Box 669, Neenah, Wisconsin  54957-0669

(Address of principal executive offices)

Registrant’s telephone number, including area code:  (920) 527-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02                                                 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 2, 2017, Ms. Katherine C. Doyle was elected to the Board of Directors (the “Board”) of Bemis Company, Inc. to a term expiring at the 2018 Annual Meeting of Shareholders and until her successor is elected and qualified.  Ms. Doyle was also appointed as a member of the Audit Committee of the Board.

Ms. Doyle is the Chief Executive Officer of Swanson Health Products, a marketer of healthy living products, a position she has held since April 2016.  Prior to that, Ms. Doyle was an independent advisor to private equity and venture capital firms focused in the health and wellness space from 2014 to 2016.  Ms. Doyle was a Senior Vice President of Abbott Laboratories, a global healthcare company, from 2013 to 2014, where she led the nutrition business across the U.S., Canada and Puerto Rico, after serving as Vice President and General Manager, Pediatric Nutrition at Abbott from 2011 to 2013.  Before joining Abbott, Ms. Doyle was a Senior Partner at McKinsey & Company from 1989 to 2011.

Ms. Doyle will receive the Company’s standard compensation for non-employee directors, which is described in the Company’s proxy statement for its 2017 Annual Meeting of Shareholders, which was filed on March 17, 2017.

SIGNATURES

Pursuant to the requirements of Section 13 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BEMIS COMPANY, INC.

By:	/s/ Michael B. Clauer
Michael B. Clauer, Senior Vice President and Chief Financial Officer

Date:	August 3, 2017